KemPharm

Q3 2020 Results

October 29, 2020

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements regarding the potential approval timing for KP415, the potential label for KP415, the royalty or milestone payments under our license agreement with Gurnet Point Capital, the duration of our cash runway following the transactions described in this presentation, our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates, the status of the APADAZ® commercialization, the plans and capabilities of our collaborators, our ability to perform under any collaboration or consulting arrangement, our intellectual property position, and our ability or the timing to restructure our outstanding debt or our balance sheet or re-list to the Nasdaq, if at all. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. Risks concerning KemPharm's business are described in detail in KemPharm's Annual Report on Form 10-K for the year ended December 31, 2019, and KemPharm's other Periodic and Current Reports filed with the Securities and Exchange Commission. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q3 2020 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer

KemPharm: Q3 2020 and Recent Highlights

KP415 Updates

- Held mid-cycle review meeting w/ FDA on Aug 13, affirmed PDUFA date of Mar 2, 2021, no safety issues raised at that time
  - Late-cycle review meeting to be held on Dec 1, if needed
- Two additional U.S. patents governing SDX products issued, adds 5 years (2037 expiry)

Q3 2020 Financial Results

- Revenue of $1.9M from consulting services
- Total cash and investments was $5.5M at Sep 30, 2020, decrease of $1.1M compared to Jun 30, 2020
- Based on current operating forecast, projected cash runway extends up to the debt maturity date of Mar 31, 2021

Partnership Updates

- New consultation services agreement with **Corium** for projects other than KP415 with potential revenue through Mar 2022
- Announced collaboration between **KVK-Tech** and Sure Med Compliance for APADAZ® pilot program in Alabama

Improving Financial Position

- Optimized restructuring transaction(s) and subsequent potential reverse stock split could lead to re-listing on Nasdaq
- Project cash burn remains at ~$1M/quarter
- Balance sheet restructuring process is ongoing, with multiple options under consideration

KP415 Updates

- Held KP415 NDA mid-cycle review meeting with FDA on Aug 13, 2020
  - FDA re-affirmed KP415 PDUFA date of Mar 2, 2021, no substantive issues or safety concerns were raised
  - Late-cycle review meeting to be held on Dec 1, 2020 (if necessary)
- Corium, Inc. is leading all commercial activities for KP415
  - Corium continues to build out its team and its KP415 commercial launch plan; manufacturing validation well underway
  - If approved, target launch date for KP415 in H2 2021
  - KemPharm and Corium to co-host analyst/investor call to provide overview of commercial plans and market dynamics; date to be announced soon

Corium, Inc. – An Expanding Relationship

- New consultation services agreement between KemPharm and Corium announced on Oct 5, 2020
  - Agreement encompasses product development and regulatory activities for certain current and potential future products in Corium's portfolio
  - New activities are above and beyond KemPharm's ongoing commercial support activities for KP415
- Combined with ongoing revenues from ongoing KP415 commercial support, expanded relationship provides for KemPharm to receive service fees of up to **$15.6M** through Mar 31, 2022
  - Extends related revenue stream more than a year past the KP415 PDUFA date; possibly longer if extended

APADAZ® – KVK-Tech/Sure Med Collaboration

- Announced collaboration between KVK-Tech and Sure Med Compliance on Sep 10, 2020
  - Newly announced program known as Perspectives in Care®, combines Sure Med's opioid prescribing compliance tools with education and research to create a more-informed opioid prescribing environment
  - Provides education to physicians, pharmacies, and patients regarding responsible opioid therapy
  - Introduces APADAZ as a responsible alternative for opioid therapy, where appropriate
  - Collects utilization and patient outcome data related to the use of APADAZ as a replacement for branded and generic prescription opioid products
- Pilot program will launch in Alabama on **Dec 1, 2020**, with additional states expected to follow
- 2019 HC/APAP utilization in Alabama was more than 129M tablets

Special Meeting to Authorize Potential Reverse Stock Split

- Special meeting of stockholders has been rescheduled for Nov 17, 2020 at 8:00 a.m. ET.
- KemPharm is seeking authorization for a potential reverse stock split of the Company's common stock; reverse stock split will only be made effective if our Board determines it is in the best interest of the Company and of shareholders
- Authorization of a potential reverse stock split will be for twelve months following the Special Meeting, if approved.
- To re-list on the NASDAQ Capital Market, KMPH must address two items:
  - Bid price of at least $4.00
  - Stockholders' equity of $5M (compared to stockholders' deficit of ($62.3M) as of Sep 30, 2020)
- If stockholders' equity is not increased to at least $5M, then a reverse split would not enable re-listing on Nasdaq

Special Meeting to Authorize Potential Reverse Stock Split

- Reverse split range between 1-for-3 and 1-for-40 intentionally broad
  - It is impossible to predict at this time what ratio will be needed to reach a bid price of greater than $4.00; we will seek to optimize this ratio
- The administrative process to authorize a reverse stock split is lengthy
  - Prior authorization would enable moving quickly on a transaction that requires re-listing on NASDAQ, but only if such transaction is in the best interest of the Company and shareholders
- A reverse stock split does not by itself create dilution, but the various options for debt restructuring require varying degrees of either equity or asset dilution
  - We seek to minimize both the cost of capital and dilution
- If possible, re-listing KMPH's common stock on NASDAQ could provide access to a larger institutional investor base and opportunities to capitalize on upcoming KP415 milestones

Q3 2020 Financial Results

- Revenue and Net Income (Loss)
  - Revenue of $1.9M, comprised of services revenue under the Corium consulting arrangement, compared to Q2 2020 service revenue of $1.9M
  - Q3 2020 is the fifth sequential quarter of services revenue
  - Net loss of ($3.0M), or ($0.04) per basic and diluted share, compared to net income of $3.1M, or $0.09 per basic share and $0.06 per diluted share for Q3 2019
- Expense
  - Q3 2020 operating loss of ($1.2M), which is a change of $4.4M compared to net operating income of $3.2M in Q3 2019, primarily driven by a decrease in revenue of $9.5M, and partially offset by decreases in operating expenses of $5.1M
  - R&D expenses were $1.7M, a 53% reduction compared to Q3 2019
  - G&A expenses were $1.4M, a 60% reduction compared to Q3 2019

Q3 2020 Balance Sheet Update

- As of Sep 30, 2020, total cash[1] was $5.5M, a decrease of $1.1M compared to Jun 30, 2020; forecasted cash burn rate of ~$1M/quarter
  - Based on operating forecast, expected revenues and existing resources, cash runway expected to up to the debt maturity date of Mar 31, 2021
- Total debt, net, of $65.9M at Sep 30, 2020, vs. $67.3M at Jun 30, 2020
  - Reduction of $1.4M due to Deerfield exchanges of $3.1M during Q3 2020, offset by interest added to principal of $1.2M and amortization of debt discount and issuance costs of $0.6M
- As of Sep 30, 2020, stockholders' deficit was ($62.3M)
- As of Oct 28, 2020, 72,544,837 common shares outstanding

1 - Includes cash, cash equivalents and restricted cash.

Next Steps on Improving Financial Position

- Phase 2 of debt restructuring remains one of our highest priorities; goal to complete prior to the KP415 PDUFA date

- We continue to work with our financial advisors to determine the best pathway to restructure the debt and optimize the cost of capital/dilution; options include:

    - Debt to equity conversion
    - New corporate debt with extended maturity
    - Debt repayment from potential KP415 milestone, secondary offering, or royalty financing

- Likely outcome will be a combination of these options; the cost of capital will be dynamic approaching KP415 catalysts and Mar 31, 2021 debt maturity

- A secondary goal of the process is to address our current stockholder's deficit and be positioned to meet the initial listing requirements for re-listing on the Nasdaq

KemPharm: Next Steps and Outlook

KP415 NDA	Improved Financial Position
- FDA has set KP415 PDUFA date of Mar 2, 2021 - KP415 Late-Cycle Review meeting with FDA scheduled for Dec 1, 2020, if needed - KP415 approval milestones up to $48M	- Based on current operating forecast, projected cash runway extends up to the debt maturity date of Mar 31, 2021 - Expanded services revenue and careful expense management remains in focus - Debt restructuring process active, still potential to address pre-PDUFA
KP415 Commercial Progress	**Beyond KP415**
- KemPharm working with Corium on commercial supply for potential mid-2021 launch - Corium and KemPharm to provide KP415 commercial and ADHD market update; date to be announced soon	- Expanded Corium services agreement adds additional revenue - Actively preparing KP879 IND for submission to FDA - KVK-Tech/Sure Med collaboration for APADAZ, Perspectives in Care program set to launch on Dec 1, 2020 in Alabama

KemPharm

Q3 2020 Results

October 29, 2020